Exhibit 10.10.6

SIXTH AMENDMENT
TO
LOAN AND SECURITY AGREEMENT

THIS SIXTH AMENDMENT TO LOAN AND SECURITY AGREEMENT (the “Amendment”), is entered into as of May 8, 2017, by and between PACIFIC WESTERN BANK, a California state chartered bank (“Batik”) and SENDGRID, INC. (“Borrower”).

RECITALS

Borrower and Bank are parties to that certain Loan and Security Agreement dated as of June 27, 2013 (as amended from time to time, the “Agreement”). The parties desire to amend the Agreement in accordance with the terms of this Amendment.

NOW, THEREFORE, the parties agree as follows:

1.                                      Pursuant to Section 7.3 of the Agreement, Borrower may acquire all or substantially all of the capital stock or property of another Person, except where certain conditions not applicable in this instance have been met, without Bank’s prior written consent. Borrower has informed Bank that Borrower entered into that certain Agreement and Plan of Merger by and among Borrower, Beehive Merger Sub, Inc., JCKM, Inc. (“Seller”), and Fortis Advisors LLC, dated as of March 3, 2017 (the “Bizzy Merger Agreement”), pursuant to which Borrower acquired all of the Capital Stock of Seller for an aggregate purchase price equal to $4,500,000 (subject to adjustment in accordance with the terms of the Bizzy Merger Agreement) (such transaction, the “Bizzy Acquisition”). Bank previously informally consented to the Bizzy Acquisition, and in order to more formally document such consent, Bank hereby confirms its consent to the Bizzy Acquisition. Borrower confirms that (i) all assets and the capital stock of Seller which were purchased by Borrower as part of the Bizzy Acquisition are free and clear of any and all liens, except for Permitted Encumbrances (as defined in the Dizzy Merger Agreement), (ii) all Indebtedness (as defined in the Bizzy Merger Agreement) of Seller has been discharged and paid in full, and (iii) Borrower agrees to execute and deliver to Bank any agreements reasonably requested by Bank in order to perfect Bank’s security interest in the assets and capital stock of Seller which were purchased by Borrower as part of the Bizzy Acquisition, such agreements to be in form and substance reasonably satisfactory to Bank, including, without limitation, any joinders to cause any of the foregoing assets and/or Persons to become a co-Borrower or a secured guarantor to the Agreement.

2.                                      Notwithstanding anything to the contrary set forth in Section 7.3 of the Agreement or the consents provided in Section 2 of this Amendment and any other acquisition prior to the date hereof, Bank hereby agrees that, from the date of this Amendment through May 8, 2018, Borrower shall be permitted to make acquisitions of all of the capital stock or property of another Person up to an aggregate amount equal to $6,000,000 in Cash consideration, without the consent of Bank. Borrower agrees that it shall provide Bank with 15 days’ prior written notice of any acquisition permitted to this Section 2, and shall provide to Bank any and all documents related to such acquisition, including, without limitation, all exhibits and schedules thereto. Borrower agrees it shall execute any agreements reasonably requested by Bank in order to perfect Bank’s security interest in any assets or Persons acquired in connection with the foregoing acquisitions, such agreements to be in form and substance reasonably satisfactory to Bank, including, without limitation, any joinders to cause any of the foregoing assets and/or Persons to become a co-Borrower or a secured guarantor to the Agreement,

3.                                      Section 6.7(a) of the Agreement is hereby amended and restated, as follows:

(a)                                 EBITDA Less Total CapEx. Measured monthly and calculated on a cumulative basis beginning January 1, 2017, Borrower shall achieve EBITDA Less Total CapEx of at least the amounts shown in the table immediately below for the corresponding reporting periods. For subsequent reporting periods, Bank and Borrower hereby agree that, on or before February 1 of each year during the term of this Agreement, Borrower shall provide Bank with a budget for the upcoming calendar year, which shall be approved by Borrower’s board of directors, and Bank shall use that budget to establish the EBITDA amounts for the upcoming year, with such amounts being incorporated herein by an amendment, which Borrower hereby agrees to execute.

Reporting Period Ending	Minimum EBITDA Less Total CapEx
February 28, 2017	$(4,250,000)
March 31, 2017	$(7,000,000)
April 30, 2017	$(9,250,000)
May 31, 2017	$(16,000,000)
June 30, 2017	$(16,750,000)
July 31, 2017	$(17,250,000)
August 31, 2017	$(17,750,000)
September 30, 2017	$(17,500,000)
October 31, 2017	$(18,250,000)
November 30, 2017	$(17,250,000)
December 31, 2017	$(15,500,000)

4.                                      Section 6.7(b) of the Agreement is hereby amended and restated, as follows:

(b)                                 Unfinanced Capital Expenditures.  Borrower’s unfinanced capital expenditures, measured as of the last day of each calendar quarter and calculated on a cumulative year-to-date basis, shall not exceed the amounts set forth in the table immediately below for the corresponding reporting periods. For subsequent reporting periods, Bank and Borrower hereby agree that, on or before February 1 of each year during the term of this Agreement, Borrower shall provide Bank with a budget for the upcoming calendar year, which shall be approved by Borrower’s board of directors, and Bank shall use that budget to establish the unfinanced capital expenditures amounts for the upcoming year, with such amounts being incorporated herein by an amendment, which Borrower hereby agrees to execute.

Reporting Period Ending	Maximum Unfinanced Capital Expenditures
March 31, 2017	$2,500,000
June 30, 2017	$2,750,000
September 30, 2017	$3,250,000
December 31, 2017	$3,750,000

5.                                      The following defined terms set forth in Exhibit A to the Agreement are hereby amended and restated, as follows:

“Borrowing Base” means (i) four (4) (the “Advance Rate”), multiplied by (ii) the average monthly Recurring Revenue for the trailing 3 months, as determined with reference to the most recent Borrowing Base Certificate delivered by Borrower; provided that, if Borrower’s most recently calculated Churn is greater than or equal to 5.00%, then Bank may change the applicable Advance Rate in its discretion.

“Formula Revolving Line” means a Credit Extension of up to $40,000,000 (inclusive of any amounts outstanding under the Ancillary Services Sublimit).

“Formula Revolving Maturity Date” means May 8, 2018.

“Letter of Credit Services Non-Formula Revolving Line” means a Credit Extension of up to $3,000,000.

“Letter of Credit Services Non-Formula Revolving Maturity Date” means May 8, 2018.

6.                                      Subsection (c) of the defined term “Permitted Indebtedness” in Exhibit A to the Agreement is hereby amended and restated, as follows:

(c)                                  Indebtedness not to exceed $22,000,000 in the aggregate secured by a lien described in clause (c) of the defined term “Permitted Liens,” provided such Indebtedness does not exceed at the time it is incurred the lesser of the cost or fair market value of the property financed with such Indebtedness;

7.                                      Subsection (c) of the defined term “Permitted Liens” in Exhibit A to the Agreement is hereby amended and restated, as follows:

(c)                                  Liens not to exceed $22,000,000 in the aggregate (1) upon or in any Equipment (other than Equipment financed by a Credit Extension) acquired or held by Borrower or any of its Subsidiaries to secure the purchase price of such Equipment or indebtedness incurred solely for the purpose of financing the acquisition or lease of such Equipment, or (ii) existing on such Equipment at the time of its acquisition, in each case provided that the Lien is confined solely to the property so acquired and improvements thereon, and the proceeds of such Equipment;

8.                                      Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof. Borrower ratifies and reaffirms the continuing effectiveness of all agreements entered into in connection with the Agreement.

9.                                      Borrower represents and warrants that the representations and warranties contained in the Agreement are true and correct in all respects as of the date of this Amendment (provided, however, that those representations and warranties expressly referring to another date shall be true, correct and complete in all respects as of such date).

10.                               This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

11.                               As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

(a)                                 this Amendment, duly executed by Borrower;

(b)                                 an officer’s certificate of Borrower with respect to incumbency and resolutions authorizing the execution and delivery of this Amendment;

(c)                                  payment of a $40,000 facility fee, which may be debited from any of Borrower’s accounts;

(d)                                 payment of all Bank Expenses, including Bank’s expenses for the documentation of this Amendment and any related documents, and any UCC, good standing and intellectual property search or filing fees, which may be debited from any of Borrower’s accounts; and

(e)                                  such other documents and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

BORROWER:

SENDGRID, INC.

By:	/s/ Yancey Spruill
Name:	Yancey Spruill
Title:	CFO/COO

BANK:

PACIFIC WESTERN BANK

By:	/s/ Adam Glick
Name:	Adam Glick
Title:	SVP

SIGNATURE PAGE TO SIXTH AMENDMENT TO LOAN AND SECURITY AGREEMENT